Exhibit 99.1 FOR IMMEDIATE RELEASE
Green Plains Reports First Quarter 2024 Financial Results

Results for the First Quarter of 2024:
•EPS of ($0.81) per basic and diluted share compared to EPS of ($1.20) per basic and diluted share for the same period in the prior year
•Announced new specialty feed ingredient brand: Sequence™ with current sales equivalent to approximately 10% of current high protein production capacity with targets of 20-30% of our capacity expected to be met by year end
•World’s first commercial scale Clean Sugar Technology (CST™) facility in Shenandoah, Iowa, is mechanically complete and in the commissioning phase, with shipments to customers beginning in the second quarter of 2024
•First turnkey joint venture MSC™ facility, GP Turnkey Tharaldson LLC, in Casselton, North Dakota, is in commissioning and anticipating to ship the first commercial quantities during the second quarter of 2024
•Late stage negotiations on multi-year sales agreements for dextrose corn syrups with key bilateral partners and continue to engage in robust discussions for additional sales commitments with companies in food and beverage sectors
•Nebraska decarbonization project remains on track for 2025 start up, and pipeline partner announced a first-of-its-kind Community Benefits Agreement, setting a new precedent for pipeline infrastructure development

OMAHA, Neb., May 3, 2024 (BUSINESS WIRE) - Green Plains Inc. (NASDAQ:GPRE) (“Green Plains” or the “company”) today announced financial results for the first quarter of 2024. Net loss attributable to the company was $51.4 million, or ($0.81) per diluted share compared to net loss attributable to the company of $70.3 million or ($1.20) per diluted share, for the same period in 2023. Revenues were $597.2 million for the first quarter of 2024 compared with $832.9 million for the same period last year. EBITDA was ($21.5) million compared to ($27.7) million for the same period in the prior year.
“Margins in the first quarter were weaker across our product mix and we were impacted by industry oversupply during a mild winter leading to stock builds and lower prices realized, though margins have improved from the first quarter lows, and compared to this time frame in prior years the forward curve looks better for the rest of the year,” said Todd Becker, President and Chief Executive Officer. “Although our assets continue to run well, with a plant utilization rate of 92%, a few plants that were idled during the January cold snap had an impact on the quarter, in addition to significant planned maintenance programs in Mount Vernon and Obion that are underway. We had another quarter of strong Ultra-High Protein production and with our turnkey JV partner Tharaldson coming online, this brings total annual capacity to 430,000 tons which equates to over 640 million gallons of converted capacity.”
“Since our transformation was announced, a significant opportunity to decarbonize our assets and products came into view, and we believe that we are in an advantaged position at the forefront of a major policy shift,” commented Becker. “With our ‘Advantage Nebraska’ approach, we are focused on reallocating capital to those assets where we expect to be sequestering carbon in just over a year. We are actively exploring how to fully capitalize on our first-mover status at scale, including potential capacity expansions at our Central City and Wood River, Nebraska facilities as those projects have the best capital return profile. We believe decarbonized alcohol will play an important role in our ongoing transformation, and in new and emerging markets such as Sustainable Aviation Fuel, and have seen significant commercial interest in our potential to produce low carbon alcohol at scale.”
“We continue to make progress in producing and selling higher protein concentrations, with an eye towards moving the entire platform to 60% protein rapidly over the coming years,” continued Becker. “We introduced a new brand for our higher protein and yeast ingredient in the first quarter; Sequence, and have sold approximately 10% of our current production capacity to new global customers with recurring volumes, and anticipate achieving our goal of exiting 2024 with 20-30% of our capacity committed and sold at these higher protein concentrations with higher margins.”
“The world’s first commercial-scale Clean Sugar Technology facility in Shenandoah, Iowa has been mechanically completed and is ramping up operations,” added Becker. “This closely-held leading agricultural technology from Fluid Quip Technologies is a disrupter to traditional supply sources and we are rapidly negotiating commitments from multiple strategic customers. The interest from parties across a variety of industries including food and beverage, yeasts, enzymes, biopolymers and biopesticides has exceeded our already high expectations. The demand for dextrose remains strong, and we expect to achieve food grade certification for this facility in the third quarter. We continue to explore locations for our second deployment of this technology as we progress through the commercialization process.”
“After a soft start to the year, margins have come off of their lows across our platform, and with ethanol at a significant discount to wholesale gasoline as we move into summer driving season, we anticipate driving demand will begin to pick up and draw down stocks,” concluded Becker. “The outlook for the second quarter has improved and we are well positioned to participate in this upside through the remainder of the year.”

Highlights and Recent Developments
•Released fourth annual Sustainability Report, highlighting continued progress on our carbon reduction strategies, advancements in technology innovations and partnerships, and attainment of certifications for food safety and sustainability
•MSC™ turnkey partner Tharaldson Ethanol in Casselton, North Dakota, began operating in the second quarter bringing total Ultra-High Protein production capacity to 430,000 tons per year
•Commissioning of the York, Nebraska, demonstration facility combining Fluid Quip Technologies’ precision separation and processing technology (MSC™) with Shell Fiber Conversion Technology (SFCT) started during the first quarter of 2024
•Completed acquisition of remaining interest in Green Plains Partners LP, (the Merger) on January 9, 2024 streamlining operations and improving efficiencies
Results of Operations
Green Plains’ ethanol production segment sold 207.9 million gallons of ethanol during the first quarter of 2024, compared with 206.9 million gallons for the same period in 2023. The consolidated ethanol crush margin was ($9.3) million for the first quarter of 2024, compared with ($12.5) million for the same period in 2023. The consolidated ethanol crush margin is the ethanol production segment’s operating income before depreciation and amortization, which includes renewable corn oil and Ultra-High Protein, plus marketing and agribusiness fees, nonrecurring decommissioning costs, and nonethanol operating activities.
Consolidated revenues decreased $235.7 million for the three months ended March 31, 2024, compared with the same period in 2023, primarily due to lower weighted average selling prices on ethanol, distillers grains and renewable corn oil, as well as lower distillers grains and renewable corn oil volumes sold, partially offset by higher ethanol volumes sold within our ethanol production segment. Revenues were also lower within our agribusiness and energy services segment as a result of lower natural gas prices and trading margins, as well as a decrease in ethanol prices.
Net loss attributable to Green Plains decreased $18.9 million and EBITDA increased $6.2 million for the three months ended March 31, 2024, compared with the same period last year, primarily due to higher margins in our ethanol production segment. Interest expense decreased $2.0 million for the three months ended March 31, 2024, compared with the same period in 2023 primarily due to lower working capital revolver balances. Income tax expense was $0.3 million for the three months ended March 31, 2024, compared with income tax expense of $3.4 million for the same period in 2023, primarily due to a decrease in the valuation allowance recorded against certain deferred tax assets for the three months ended March 31, 2024.
Segment Information
The company reports the financial and operating performance for the following two operating segments: (1) ethanol production, which includes the production, storage and transportation of ethanol, distillers grains, Ultra-High Protein and renewable corn oil and (2) agribusiness and energy services, which includes grain handling and storage, commodity marketing and merchant trading for company-produced and third-party ethanol, distillers grains, Ultra-High Protein, renewable corn oil, natural gas and other commodities.
As a result of the Merger, the partnership's operations are included in the ethanol production operating segment. The following changes were made to the company's operating segments:
•The revenue and operating results from fuel storage and transportation services previously disclosed within the partnership segment are now included within the ethanol production segment.
•Intersegment activities between the partnership and Green Plains Trade associated with ethanol storage and transportation services previously treated like third-party transactions and eliminated on a consolidated level are now eliminated within the ethanol production segment.
Intersegment activities between the partnership and Green Plains Trade associated with terminal services transacted with the agribusiness and energy services segment will continue to be eliminated on a consolidated level.

GREEN PLAINS INC.
SEGMENT OPERATIONS
(unaudited, in thousands)

	Three Months Ended March 31,
	2024	2023	% Var.
Revenues
Ethanol production	$505,659	$697,718	(27.5)%
Agribusiness and energy services	98,996	142,386	(30.5)
Intersegment eliminations	(7,441)	(7,155)	4.0
	$597,214	$832,949	(28.3)%

Gross margin
Ethanol production (1)	$(2,643)	$(8,415)	(68.6)%
Agribusiness and energy services	11,010	9,106	20.9
	$8,367	$691	*%

Depreciation and amortization
Ethanol production	$20,534	$23,754	(13.6)%
Agribusiness and energy services	505	813	(37.9)
Corporate activities	448	819	(45.3)
	$21,487	$25,386	(15.4)%

Operating income (loss)
Ethanol production (2)	$(33,653)	$(41,950)	(19.8)%
Agribusiness and energy services	6,004	4,126	45.5
Corporate activities	(17,240)	(18,716)	(7.9)
	$(44,889)	$(56,540)	(20.6)%

Adjusted EBITDA
Ethanol production (2)	$(13,621)	$(17,804)	(23.5)%
Agribusiness and energy services	7,056	5,227	35.0
Corporate activities	(14,955)	(15,119)	(1.1)
EBITDA	(21,520)	(27,696)	(22.3)
Proportional share of EBITDA adjustments to equity method investees	45	45	—
	$(21,475)	$(27,651)	(22.3)%

(1) Costs historically reported as operations and maintenance expenses in the consolidated statements of operations are now being reported within cost of goods sold, resulting in increased cost of goods sold and decreased gross margin within the ethanol production segment.
(2) Ethanol production includes an inventory lower of average cost or net realizable value adjustment of $4.2 million for the three months ended March 31, 2024.

*Percentage variance not considered meaningful

GREEN PLAINS INC.
SELECTED OPERATING DATA
(unaudited, in thousands)

	Three Months Ended March 31,
	2024	2023	% Var.

Ethanol production
Ethanol sold (gallons)	207,904	206,880	0.5%
Distillers grains sold (equivalent dried tons)	469	482	(2.7)
Ultra-High Protein sold (tons)	60	52	15.4
Renewable corn oil sold (pounds)	66,721	68,011	(1.9)
Corn consumed (bushels)	71,274	71,235	0.1

Agribusiness and energy services (1)
Ethanol sold (gallons)	257,271	260,656	(1.3)

(1) Includes gallons from the ethanol production segment

GREEN PLAINS INC.
CONSOLIDATED CRUSH MARGIN
(unaudited, in thousands)

	Three Months Ended March 31,
	2024	2023

Ethanol production operating loss (1)	$(33,653)	$(41,950)
Depreciation and amortization	20,534	23,754
Adjusted ethanol production operating loss	(13,119)	(18,196)
Intercompany marketing and agribusiness fees, net (2)	3,837	5,662
Consolidated ethanol crush margin	$(9,282)	$(12,534)
(1) Ethanol production includes an inventory lower of average cost or net realizable value adjustment of $4.2 million for the three months ended March 31, 2024.
(2) The three months ended March 31, 2024 and 2023, includes ($0.5) million and $1.2 million, respectively, for certain nonrecurring decommissioning costs and nonethanol operating activities.

Liquidity and Capital Resources
As of March 31, 2024, Green Plains had $277.4 million in total cash and cash equivalents, and restricted cash, and $230.0 million available under a committed revolving credit facility, which is subject to restrictions and other lending conditions. Total debt outstanding at March 31, 2024 was $622.2 million, including $130.0 million outstanding debt under working capital revolvers and other short-term borrowing arrangements.
Conference Call Information
On May 3, 2024, Green Plains Inc. will host a conference call at 9 a.m. Eastern time (8 a.m. Central time) to discuss first quarter 2024 operating results. Domestic and international participants can access the conference call by dialing 888.210.4215 and 646.960.0269, respectively, and referencing conference ID 5027523. Participants are advised to call at least 10 minutes prior to the start time. Alternatively, the conference call and presentation will be accessible on Green Plains website https://investor.gpreinc.com/events-and-presentations.
Non-GAAP Financial Measures
Management uses EBITDA, adjusted EBITDA, segment EBITDA and consolidated ethanol crush margins to measure the company’s financial performance and to internally manage its businesses. EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization excluding the change in right-of-use assets and debt issuance costs. Adjusted EBITDA includes adjustments related to our proportional share of EBITDA adjustments of our equity method investees. Management believes these measures provide useful information to investors for comparison with peer and other companies. These measures should not be considered alternatives to net income or segment operating income, which are determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). These non-GAAP calculations may vary from company to company. Accordingly, the company’s computation of adjusted EBITDA, segment EBITDA and consolidated ethanol crush margins may not be comparable with similarly titled measures of another company.
About Green Plains Inc.
Green Plains Inc. (NASDAQ:GPRE) is a leading biorefining company focused on the development and utilization of fermentation, agricultural and biological technologies in the processing of annually renewable crops into sustainable value-added ingredients. This includes the production of cleaner low carbon biofuels and renewable feedstocks for advanced biofuels. Green Plains is an innovative producer of Sequence™ and novel ingredients for animal and aquaculture diets to help satisfy a growing global appetite for sustainable protein. For more information, visit www.gpreinc.com.
Forward-Looking Statements
All statements in this press release (and oral statements made regarding the subjects of this communication), including those that express a belief, expectation or intention, may be considered forward-looking statements (as defined in Section 21E of the Securities Exchange Act, as amended, and Section 27A of the Securities Act of 1933, as amended) that involve risks and uncertainties that could cause actual results to differ materially from projected results. Without limiting the generality of the foregoing, forward-looking statements contained in this communication include statements relying on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of the company, which could cause actual results to differ materially from such statements. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The forward-looking statements may include, but are not limited to the expected future growth, dividends and distributions; and plans and objectives of management for future operations. Forward-looking statements may be identified by words such as “believe,” “intend,” “expect,” “may,” “should,” “will,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project” and variations of these words or similar expressions (or the negative versions of such words or expressions). While the company believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: the failure to realize the anticipated results from the new products being developed; the failure to realize the anticipated costs savings or other benefits of the merger; local, regional and national economic conditions and the impact they may have on the company and its customers; disruption caused by health epidemics, such as the COVID-19 outbreak; conditions in the ethanol and biofuels industry, including a sustained decrease in the level of supply or demand for ethanol and biofuels or a sustained decrease in the price of ethanol or biofuels; competition in the ethanol industry and other industries in which we operate; commodity market risks, including those that may result from weather conditions; the financial condition of the company’s customers; any non-performance by customers of their contractual obligations; changes in customer, employee or supplier relationships resulting from the merger; changes in safety, health, environmental and other governmental policy and regulation, including changes to tax laws; risks related to acquisition and disposition activities and achieving anticipated results; risks associated with merchant trading; risks related to our equity method investees; the results of any reviews, investigations or other proceedings by government authorities; and the performance of the company.

The foregoing list of factors is not exhaustive. The forward-looking statements in this press release speak only as of the date they are made and the company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by securities and other applicable laws. We have based these forward-looking statements on our current expectations and assumptions about future events. While the company’s management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the company’s control. These risks, contingencies and uncertainties relate to, among other matters, the risks and uncertainties set forth in the “Risk Factors” section of the company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (the “SEC”), and any subsequent reports filed by the company with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

GREEN PLAINS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2024	December 31, 2023
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$237,302	$349,574
Restricted cash	40,080	29,188
Accounts receivable, net	87,556	94,446
Income taxes receivable	716	822
Inventories	191,149	215,810
Other current assets	31,638	42,890
Total current assets	588,441	732,730
Property and equipment, net	1,022,041	1,021,928
Operating lease right-of-use assets	75,236	73,993
Other assets	113,717	110,671
Total assets	$1,799,435	$1,939,322

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$123,573	$186,643
Accrued and other liabilities	50,346	57,029
Derivative financial instruments	6,687	10,577
Operating lease current liabilities	23,930	22,908
Short-term notes payable and other borrowings	130,038	105,973
Current maturities of long-term debt	1,828	1,832
Total current liabilities	336,402	384,962
Long-term debt	490,295	491,918
Operating lease long-term liabilities	54,121	53,879
Other liabilities	18,149	18,507
Total liabilities	898,967	949,266

Stockholders' equity
Total Green Plains stockholders' equity	887,454	843,733
Noncontrolling interests	13,014	146,323
Total stockholders' equity	900,468	990,056
Total liabilities and stockholders' equity	$1,799,435	$1,939,322

GREEN PLAINS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except per share amounts)

	Three Months Ended March 31,
	2024	2023

Revenues	$597,214	$832,949

Costs and expenses
Cost of goods sold (excluding depreciation and amortization expenses reflected below)	588,847	832,258
Selling, general and administrative expenses	31,769	31,845
Depreciation and amortization expenses	21,487	25,386
Total costs and expenses	642,103	889,489
Operating loss	(44,889)	(56,540)

Other income (expense)
Interest income	2,510	3,165
Interest expense	(7,786)	(9,738)
Other, net	449	189
Total other expense	(4,827)	(6,384)
Loss before income taxes and income (loss) from equity method investees	(49,716)	(62,924)
Income tax expense	(329)	(3,429)
Income (loss) from equity method investees	(1,077)	104
Net loss	(51,122)	(66,249)
Net income attributable to noncontrolling interests	290	4,075
Net loss attributable to Green Plains	$(51,412)	$(70,324)

Earnings per share
Net loss attributable to Green Plains - basic and diluted	$(0.81)	$(1.20)

Weighted average shares outstanding
Basic and diluted	63,341	58,549

GREEN PLAINS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities
Net loss	$(51,122)	$(66,249)
Noncash operating adjustments
Depreciation and amortization	21,487	25,386
Inventory lower of average cost or net realizable value adjustment	4,202	—
Other	5,830	8,557
Net change in working capital	(30,996)	(84,662)
Net cash used in operating activities	(50,599)	(116,968)

Cash flows from investing activities
Purchases of property and equipment, net	(21,795)	(32,591)
Other investing activities	(8,408)	(2,829)
Net cash used in investing activities	(30,203)	(35,420)

Cash flows from financing activities
Net payments - long term debt	(2,009)	(515)
Net proceeds - short-term borrowings	23,860	74,677
Payments on extinguishment of non-controlling interest	(29,196)	—
Payments of transaction costs	(5,951)	—
Other	(7,282)	(13,707)
Net cash provided by (used in) financing activities	(20,578)	60,455

Net change in cash and cash equivalents, and restricted cash	(101,380)	(91,933)
Cash and cash equivalents, and restricted cash, beginning of period	378,762	500,276
Cash and cash equivalents, and restricted cash, end of period	$277,382	$408,343

Reconciliation of total cash and cash equivalents, and restricted cash
Cash and cash equivalents	$237,302	$354,204
Restricted cash	40,080	54,139
Total cash and cash equivalents, and restricted cash	$277,382	$408,343

GREEN PLAINS INC.
RECONCILIATIONS TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended March 31,
	2024	2023
Net loss	$(51,122)	$(66,249)
Interest expense	7,786	9,738
Income tax expense	329	3,429
Depreciation and amortization (1)	21,487	25,386
EBITDA	(21,520)	(27,696)
Proportional share of EBITDA adjustments to equity method investees	45	45
Adjusted EBITDA	$(21,475)	$(27,651)

(1) Excludes amortization of operating lease right-of-use assets and amortization of debt issuance costs.

Green Plains Inc. Contacts
Investors: Phil Boggs | Executive Vice President, Investor Relations & Finance | 402.884.8700 | phil.boggs@gpreinc.com
Media: Devin Mogler | Senior Vice President, Corporate & Investor Relations | 202.389.2670 | devin.mogler@gpreinc.com

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